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                                                                    EXHIBIT 99.2

                             [UNTERBERG LETTERHEAD]

                                                                 August 29, 2005

THE BOARD OF DIRECTORS OF ELBIT MEDICAL IMAGING LTD.
ELBIT MEDICAL IMAGING LTD.
13 Mozes St.
Tel Aviv 67442, Israel

Members of the Board:

      We hereby consent to the inclusion of (i) our opinion letter, dated August 21, 2005, to the Board of Directors of Elbit Medical Imaging Ltd. ("Elbit") as Annex B to the joint proxy statement/prospectus included in the Registration Statement of Elbit on Form F-4 (the "Registration Statement") relating to the proposed merger involving Elbit and Elscint Ltd., and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "Summary - Opinions of Financial Advisors" and "The Merger - Opinion of EMI Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   C.E. UNTERBERG, TOWBIN

                                        /s/ Michael Marrus
                                   By:  ------------------------
                                        Name:  Michael Marrus
                                        Title: Managing Director